Exhibit 3.6

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
C1916-2003
Document Number:
20060501677-34

Date Filed:
8/4/2006 2:30:41 PM
In the office of

Dean Heller
Secretary of State

Articles of Exchange
(PURSUANT TO NRS 92A.200)
Page 1

ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than two constituent entities, check box ☐ and attach an 8 1/2" x 11 " blank sheet listing the entities continued from article one.

Niagara Mining and Development Company, Inc.
Name of ***acquired*** entity

Idaho — Jurisdiction
Corporation — Entity type *

and,

Silver Crest Resources, Inc.
Name of ***acquiring*** entity

Nevada — Jurisdiction
Corporation — Entity type *

2) The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200).

* Corporation, non-profit corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Exchange

(PURSUANT TO NRS 92A.200)

Page 2

ABOVE SPACE IS FOR OFFICE USE ONLY

3) **Owner's approval (NRS 92A.200)(options a b, or c must be used for each entity) (if there are more than two constituent entities, check box ☐ and attach an 8 1/2" x 11 " blank sheet listing the entities continued from article three):**

(a) Owner's approval was not required from

Name of *acquired* entity, if applicable

and, or;

Silver Crest Resources, Inc.
Name of *acquiring* entity, if applicable

(b) The plan was approved by the required consent of the owners of *-

Niagara Mining and Development Company, Inc.
Name of *acquired* entity, if applicable

and, or;

Name of *acquiring* entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange.

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Exchange

(PURSUANT TO NRS 92A.200)

Page 3

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

The plan of exchange has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of exchange is required by the articles of incorporation of the domestic corporation.

Name of acquired entity, if applicable

and, or;

Name of acquiring entity, if applicable

4) Location of Plan of Exchange (check a or b):

☐ (a) The entire plan of exchange is attached;

or,

☒ (b) The entire plan of exchange is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200).

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Exchange

(PURSUANT TO NRS 92A.200)

Page 4

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Effective date (optional)*:

6) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230) (if there are more than two constituent entities, check box ☐ and attach an 8 1/2 x 11" blank sheet listing the entities continued from article eight):**

Silver Crest Resources, Inc.
Name of acquired entity

[signature]	Secretary	August 3, 2006
Signature	**Title**	**Date**

Niagara Mining and Development Company, Inc.
Name of acquiring entity

Terrence J. Dunne [signature]	Treasurer	August 3, 2006
Signature	**Title**	**Date**

* An exchange takes effect upon filing the articles of exchange or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

**The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ARTICLES OF EXCHANGE

Pursuant to the provisions of the Nevada Revised Statutes and the Idaho Business Corporation Act, Silver Crest Resources, Inc., a Nevada corporation, and Niagara Mining and Development Company, Inc., an Idaho corporation, hereby submit the following Articles of Exchange for filing for the purpose of exchanging the shares of Niagara Mining and Development Company, Inc, for those of Silver Crest Resources, Inc.

ARTICLE I

The Plan of Exchange of Niagara Mining and Development Company shares for those Silver Crest Resources, Inc., is attached as Exhibit A.

ARTICLE II

The Plan of Share Exchange was duly approved by the unanimous consent of the shareholders of Niagara Mining and Development Company pursuant to the Idaho Business Corporation Act 30-1-11 and was not required as to the shareholders of Silver Crest Resources, Inc. pursuant to NRS 92A.120.

DATED this 3rd day of August, 2006.

Silver Crest Resources, Inc.

By ______________________________
Robert O'Brien, President

Niagara Mining and Development Company, Inc.

By ______________________________
John Ryan, President

ARTICLES OF EXCHANGE

Pursuant to the provisions of the Nevada Revised Statutes and the Idaho Business Corporation Act, Silver Crest Resources, Inc., a Nevada corporation, and Niagara Mining and Development Company, Inc., an Idaho corporation, hereby submit the following Articles of Exchange for filing for the purpose of exchanging the shares of Niagara Mining and Development Company, Inc. for those of Silver Crest Resources, Inc.

ARTICLE I

The Plan of Exchange of Niagara Mining and Development Company shares for those Silver Crest Resources, Inc., is attached as Exhibit A

ARTICLE II

The Plan of Share Exchange was duly approved by the unanimous consent of the shareholders of Niagara Mining and Development Company pursuant to the Idaho Business Corporation Act 30-1-11 and was not required as to the shareholders of Silver Crest Resources, Inc. pursuant to NRS 92A.120.

DATED this 3rd day of August, 2006.

Silver Crest Resources, Inc.

By ______________________
Robert O'Brien, President

Niagara Mining and Development Company, Inc.

By ______________________
John Ryan, President

PLAN OF SHARE EXCHANGE
OF
SILVER CREST RESOURCES, INC.
AND
NIAGARA MINING AND DEVELOPMENT CO.

This Plan of Exchange is made and entered into this 1st day of August, 2006, by and between Silver Crest Resources, Inc., a Nevada corporation ("Crest"), and Niagara Mining and Development Company, Inc., an Idaho corporation ("Niagara").

RECITALS

A. Crest is a corporation organized and existing under the laws of the State of Nevada and has authorized capital consisting of two (2) classes of stock, designated as Common Stock and Preferred Stock. There are five hundred million (500,000,000) shares of $.001 par value Common Stock authorized, of which 14,375,600 are issued and outstanding. All of the Common Stock authorized has equal voting rights and powers without restrictions in preference. There are ten million shares of Preferred Stock authorized, none of which is issued and outstanding.

B. Niagara is a corporation organized and existing under the laws of the State of Idaho and has authorized capital stock consisting of one hundred million (100,000,000) shares of $0.01 par value Common Stock, of which thirty-seven million five hundred thousand (37,500,000) shares are issued and outstanding.

C. The Boards of Directors of Crest and Niagara, respectively, deem it in the best interests of the shareholders of their respective corporations that Crest will acquire all of the outstanding shares of common stock of Niagara in exchange for authorized but as yet unissued shares of the common stock of Crest in accordance with the following plan of exchange;

1. Names of Constituent Corporations. Silver Crest Resources, Inc. will acquire all of the issued and outstanding shares of capital stock of Niagara Mining and Development Company, Inc.

2. Terms and Conditions of Exchange.

(a) Each outstanding share of common stock of Niagara shall be surrendered in exchange for one share of the common stock of Crest.

(b) Any shares of Niagara common stock held in the treasury of Niagara on the effective date of the share Exchange will not be deemed to be issued or outstanding for purposes of this exchange. Such shares shall automatically be cancelled, and no shares of the common stock of Crest will be issued in respect of such treasury shares.

JR

(c) On the effective date of the exchange of shares, each holder of one or more shares of the common stock of Niagara shall surrender any and all certificates representing such shares to Crest, or its appointed agent, in such manner as Crest shall reasonably and legally require. Upon receipt of any such certificate, Crest will issue in exchange a certificate representing the number of shares of Crest common stock the surrendering Niagara shareholder is entitled to receive pursuant to the provisions of paragraph A, above.

(d) The holder of any shares of Crest common stock issued pursuant to this Plan of Share Exchange will be entitled to receive dividends on such shares as if such shares had been issued on the effective date of the share exchange if and to the extent that the Board of Directors of Crest has declared or caused to be paid any such dividends between the effective date of the exchange and the issuance of a certificate representing newly issued Crest stock.

3. Shareholder Approval. This Plan of Exchange shall be submitted to the shareholders of Niagara for their approval in the manner provided by the Idaho Business Corporation Act 30-1-11 at meetings to be held on or before August 15, 2006, or such other time as the Boards of Directors of Crest and Niagara shall agree. This Plan of Exchange shall be effective if, and only if, it is approved by each voting group entitled to vote separately on the plan a majority of all votes entitled to be cast on the Plan by that voting group. Promptly after the Plan has been approved by the shareholders of Niagara, the officers of Niagara, or any of them, shall deliver Articles of Share Exchange for filing to the Idaho Secretary of State, as required under the Idaho Business Corporation Act.

4. Rights of Dissenting Shareholders. Any shareholder of Niagara who has the right to dissent from this merger as provided in the Idaho Business Corporation Act 30-1-1302, and who so dissents in accordance with the requirements thereof, shall be entitled, upon surrender of the certificate or certificates representing the shares with respect to which the shareholder has the right to dissent, to receive payment of the fair value of such shares as provided by applicable law.

5. Termination of Exchange. This exchange of shares may be abandoned at any time prior to filing of the Articles of Share Exchange with the Secretary of State, upon a vote of a majority of the Board of Directors of both Crest and Niagara. If the share exchange is terminated, there shall be no liability on the part of either Crest or Niagara, or their respective Boards of Directors or shareholders.

6. Tax Free Exchange. It is intended that this transaction shall qualify as a tax-free exchange under Section 368(b) of the Internal Revenue Code

7. Counterparts. This Plan of Exchange may be executed in any number of counterparts and all of such counterparts and copies shall be and constitute an original instrument.

8. Governing Law. This Plan of Share Exchange will be governed by and construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, this Plan of Share Exchange has been adopted by the undersigned corporations as of this 1st day of August, 2006.

Silver Crest Resources, Inc.

By ________________________
Robert O'Brien, President:

Niagara Mining and Development Company, Inc.

By ________________________
John Ryan, President: